EXHIBIT 10.12

Lock-Up Agreement

[•], 2025

The Benchmark Company, LLC

150 East 58th Street, 17th Floor

New York, New York 10155

Axiom Capital Management, Inc.

350 Fifth Avenue, Suite 6740

New York, NY 10118

Ladies and Gentlemen:

The undersigned, a holder of ordinary shares, par value $0.000001 (“Shares”) of WF International Limited (the “Company”) understands that you, as placement agents (the “Placement Agents”), propose to enter into a Placement Agency Agreement (the “Placement Agency Agreement”) with the Company, providing for the public offering (the “Public Offering”) of Shares of the Company (the “Securities”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Placement Agency Agreement.

In consideration of the Placement Agents’ agreement to enter into the Placement Agency Agreement and to proceed with the Public Offering of the Securities, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees for the benefit of the Company and the Placement Agents that, without the prior written consent of the Placement Agents, the undersigned will not, during the period commencing on the date hereof and ending [_] months after the date of the final prospectus (the “Prospectus”) relating to the Public Offering (the “Lock-Up Period”), (1) offer, pledge, sell, contract to sell, grant, lend, or otherwise transfer or dispose of, directly or indirectly, any Shares, any securities convertible into or exercisable or exchangeable for Shares, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (collectively, the “Lock-Up Securities”); (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Lock-Up Securities, in cash or otherwise; (3) make any demand for or exercise any right with respect to the registration of any Lock-Up Securities; or (4) publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement relating to any Lock-Up Securities.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer Lock-Up Securities without the prior written consent of the Placement Agents in connection with (a) transactions relating to Lock-Up Securities acquired in open market transactions after the completion of the Public Offering; (b) transfers of Lock-Up Securities as a bona fide gift, by will or intestacy or to a family member or trust for the benefit of a family member (for purposes of this lock-up agreement, “family member” means any relationship by blood, marriage or adoption, not more remote than first cousin); (c) transfers of Lock-Up Securities to a charity or educational institution; or (d) if the undersigned, directly or indirectly, controls a corporation, partnership, limited liability company or other business entity, any transfers of Lock-Up Securities to any shareholder, partner or member of, or owner of similar equity interests in, the undersigned, as the case may be; (e) a sale or surrender to the Company of any options or Shares of the Company underlying options in order to pay the exercise price or taxes associated with the exercise of options; or (f) transfers or distributions pursuant to any bona fide third-party tender offer, merger, consolidation or other similar transaction made to all holders of the Company’s Shares involving a Change of Control of the Company, provided that in the event that such tender offer, merger, consolidation or other such transaction is not completed, the Lock-Up Securities held by the undersigned shall remain subject to the provisions of this lock-up agreement; provided that in the case of any transfer pursuant to the foregoing clauses (b), (c) or (d), (i) any such transfer shall not involve a disposition for value, (ii) each transferee shall sign and deliver to the Placement Agents a lock-up agreement substantially in the form of this lock-up agreement and (iii) no filing under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) shall be required or shall be voluntarily made. For purposes of this paragraph, the term “Change of Control” shall mean any transaction or series of related transactions pursuant to which any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as such term is defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the Shares of the Company on a fully diluted basis. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Lock-Up Securities except in compliance with this lock-up agreement.

Any release or waiver granted by the Placement Agents hereunder shall only be effective two (2) business days after the publication date of a press release announcing such release or waiver. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer of Lock-Up Securities not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this lock-up agreement to the extent and for the duration that such terms remain in effect at the time of such transfer.

No provision in this agreement shall be deemed to restrict or prohibit the exercise, exchange or conversion by the undersigned of any securities exercisable or exchangeable for or convertible into Shares, as applicable; provided that the undersigned does not transfer the Shares acquired on such exercise, exchange or conversion during the Lock-Up Period, unless otherwise permitted pursuant to the terms of this lock-up agreement. In addition, no provision herein shall be deemed to restrict or prohibit the entry into or modification of a so-called “10b5-1” plan at any time (other than the entry into or modification of such a plan in such a manner as to cause the sale of any Lock-Up Securities within the Lock-Up Period).

The undersigned understands that the Company and the Placement Agents are relying upon this lock-up agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this lock-up agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

The undersigned understands that, if the Placement Agency Agreement is not executed within three months of the date hereof, or if the Placement Agency Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares to be sold thereunder, then this lock-up agreement shall be void and of no further force or effect.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Placement Agency Agreement, the terms of which are subject to negotiation between the Company and the Placement Agents.

[SIGNATURE PAGE TO FOLLOW]

Very truly yours,

(Name - Please Print)

(Signature)

(Name of Signatory, in the case of entities - Please
Print)

(Title of Signatory, in the case of entities - Please
Print)

Address:

[Signature Page to Lock-Up Agreeemnt]